UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): August 27, 2008 (August 21, 2008)

PROS Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	76-0168604
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

3100 Main Street, Suite 900
Houston, TX, 77002	(713) 335-5151
(Address of principal executive offices)	(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)                                 On August 21, 2008, the PROS Holdings, Inc. (the “Company”) Board of Directors appointed Ellen Keszler as a director of the Company effective August 21, 2008.  Mrs. Keszler will hold office until the Company’s 2008 Annual Meeting of Stockholders. Mrs. Keszler was also appointed to the Audit Committee and the Nominating and Governance Committee of the Board.  There were no arrangements or understandings between Mrs. Keszler and any other person pursuant to which Mrs. Keszler was appointed as a director.

Under our director compensation policy Mrs. Keszler is entitled to receive a grant of an option to purchase 30,000 shares of our common stock, an annual retainer of $20,000 and a retainer of $7,500 for serving on our audit committee.  In addition, she is entitled to receive $1,000 per in-person meeting of the board, $500 per telephonic meeting of the board or any committee that is not an in-person meeting and $750 per in-person meeting of any of our audit or nominating and governance committees.  All fees are paid on a quarterly basis.  We will reimburse her for reasonable out-of-pocket expenses incurred in connection with their attendance at our board or committee meetings.  The grant of option to purchase 30,000 shares of our common stock awarded to each non-employee member of our Board of Directors are immediately exercisable and vest on a monthly basis in equal installments over 36 months.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 21, 2008, the Board of Directors amended the Company’s Amended and Restated Bylaws (as amended, the “Bylaws”).  The following description of the amendment to the Bylaws is qualified in its entirety by reference to the full text of the amendment filed as Exhibit 3.3.

(a)   Section 2.02 is amended to increase the size of the Board of Directors to no more than nine.

Item 8.01. Other Events

On August 25, 2008 the Company issued a press release announcing the Board of Directors of the Company approved a $15.0 million stock repurchase program, this press release is attached as Exhibit 99.1.

Item 9.01 Exhibit

(d) Exhibits

3.3	Amended and Restated Bylaws.

99.1	Press Release dated August 25, 2008 announcing the appointment of Ellen Keszler to the PROS Holdings Board of Directors.

99.2	PROS Holdings, Inc. press release dated August 25, 2008 announcing stock repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROS HOLDINGS, INC.

Date: August 27, 2008

/s/ Charles H. Murphy
Charles H. Murphy
Chief Financial Officer and Executive Vice President

Exhibit Index

Exhibit No.	Description

3.3	Amended and Restated Bylaws.

99.1	Press Release dated August 25, 2008 announcing the appointment of Ellen Keszler to the PROS Holdings Board of Directors.

99.2	PROS Holdings, Inc. press release dated August 25, 2008 announcing stock repurchase program.